Exhibit 10.3

ASSIGNMENT

 THIS  ASSIGNMENT  (the  "Assignment")  is  made  by  Keith  D.  Spickelmier ("Spickelmier")  in  favor  of  Santos  Resource  Corp.,  a  Nevada  corporation ("Santos")  as  of  the  ____  day  of  January,  2012.

  RECITALS

 WHEREAS, Spickelmier entered into a legal document (as amended and restated on December 1, 2011, the "Liberty Agreement") with Liberty Petroleum Corporation ("Liberty")  whereby  Liberty  granted  to  Spickelmier an exclusive right until November  28,  2011  (which  has been extended for another 60 days by making the payment  of an additional US$100,000 deposit paid by Santos to Liberty under the terms  of the letter of intent between Spickelmier and Santos dated November 16, 2011)  to negotiate an option to acquire exploration and drilling rights related to  the  PEL  512  prospect  involving 584,651 gross acres in the "heart" of the Cooper  Basin  oil  fairway  in South Australia  (the "Prospect"), a copy of the Liberty  Agreement  being  attached  hereto  as  an  exhibit;  and

              WHEREAS,  for  the  purchase  price  provided for herein and subject to the terms,  provisions  and  conditions  set forth herein, Santos desires to acquire from  Spickelmier  all  of Spickelmier's rights under the Liberty Agreement (the "Rights");  and

              WHEREAS,  for  the  purchase  price  provided for herein and subject to the terms,  provisions  and conditions set forth herein, Spickelmier desires to sell to  Santos  all  of  the  Rights;

1.    ASSIGNMENT

1.1
Assignment.  In  consideration  of  the  purchase  price  provided  for hereinafter,  Spickelmier  does  hereby  assign  to  Santos all of  Spickelmier's Rights,  free and clear of all encumbrances, security  interests, liens, charges, and  claims.

1.2
Binding Obligation. To have and to hold the Rights, together with all the rights and appurtenances thereto in anywise belonging, unto Santos,  and its legal representatives, successors and assigns, forever, and  Spickelmier does hereby bind himself, and his heirs, beneficiaries,  legal representatives, successors and assigns, to forever warrant and  defend title to the Rights unto Santos, and its successors and assigns,  against the claims of any and all persons whomsoever claiming through  Spickelmier.

1.3	Consideration. The consideration for the assignment of the Rights shall be the following:
(a)	$50,000 non-refundable in cash, to be paid to Spickelmier as soon as possible after the execution and delivery of this Assignment;
(b)
$100,000 in cash, payable upon notice from the Australian Minister of Mineral Resources Development (the "Minister") has issued exploration and drilling rights related to the Prospect in the name of Santos;

(c)	20 million common shares in the capital of Santos (each common share, a "Share") to be issued to Spickelmier as soon as possible after the execution and delivery of this Assignment; and
(d)
a convertible non-interest bearing promissory note with a principal amount of $55,000, payable in full one year after the issuance thereof, such principal to be convertible into 55.0 million Shares (at $0.001 per Share) at any time after Santos has increased its authorized capital to at least 125.0 million Shares or has undertaken a reverse stock split in which at least two or more  Shares are combined into one Share.  This convertible promissory note shall be issued to Spickelmier upon notice from the Minister that the Minister has issued in the name of Santos exploration and  drilling rights for the Prospect.

1.4
Reassignment.  If Santos ever realizes that it will be unable to fulfill its obligations under the Liberty Agreement, Santos shall give written notice to Spickelmier  to  such  effect  and  Spickelmier  shall  be entitled to require a re-assignment  of  the  Rights  to him, provided that prior to any re-assignment Spickelmier  reimburse Santos for any  cash deposits that it has made directly to Liberty  pursuant  to the  Liberty Agreement and Spickelmier return to Santos the 20  million Shares  described  in  section  1.3(c)  above.

1.5
Failure to Issue License. If the Minister confirms in writing that it  will not issue exploration and drilling rights for the Prospect in the name of Santos, or has failed to issue exploration and drilling rights  for the Prospect in the name of Santos prior to April 30, 2012, whichever occurs first, then this Assignment shall terminate, Spickelmier shall return immediately to Santos the 20.0 million Shares  described in section 1.3(c) above, and Santos shall have no further obligations under this Assignment or the Liberty Agreement.

2.     REPRESENTATIONS AND WARRANTIES

2.1
By  Spickelmier.  In  order  to  induce  Santos  to purchase the Rights, Spickelmier hereby makes the following representations and warranties to Santos, which representations and warranties are material to Santos and are being relied upon  by  Santos  in  connection with Santos's decision to purchase the Rights:

(a)
Spickelmier  has  full right, power and authority to execute and deliver this  Assignment  and to sell the Rights to Santos; and when this Assignment and all  other agreements, documents and instruments executed in connection herewith are executed by the appropriate parties and delivered to Santos, this Assignment and such  other agreements, documents and instruments will constitute the valid and  binding  agreements  of  Spickelmier  enforceable against  Spickelmier  in accordance  with  their  respective terms, and will vest in Santos full right, title  and  interest  in  and to the  Rights,  free  and  clear of any and all encumbrances, security  interests,  liens,  charges,  claims,  restrictions  or  limitations,  whatsoever,  by  any  person  of  any kind, including those on the transfer  thereof,  whether  known  or  unknown;

(b)	None of the Rights is subject to any commitment or other arrangement for their sale or use by Spickelmier or third parties;
(c)
Neither the execution and delivery of this Assignment nor the consummation of the transactions contemplated hereby will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any contract to which Spickelmier is a party or by which Spickelmier is bound or by which any of the Rights is bound or affected, (ii) violate any judgment against, or binding upon, Spickelmier or the Rights, or (iii) result in the creation of any lien, charge or encumbrance upon the Rights pursuant to the terms of any such contract;

(d)
There are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or threatened against, involving or affecting any of the Rights, this Assignment, or the transactions contemplated hereby, and there are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting the Rights, this Assignment, or the transactions contemplated hereby;

(e)	Spickelmier has not taken any action that has or will give rise to a claim to any broker's or finder's fee or commission in connection with the transfer of the Rights;
(f)	No consent or approval from any third party is required in connection with the execution and delivery of this Assignment or the transfer of the Rights.
(g)
Spickelmier is familiar with the business and financial condition, properties, operations and prospects of Santos, and has been given full access to all material information concerning the condition, properties, operations and prospects of Santos; Spickelmier has had an oppor-tunity to ask such questions of, and to receive such information from Santos as Spickelmier has desired and to obtain any additional information necessary to verify the accuracy of the information and data received; Spickelmier has received all information concerning the condition, properties, operations and prospects of Santos to Spickelmier's satisfaction;

(h)
Spickelmier has such knowledge, skill and experience in business, financial and investment matters so that Spickelmier is capable of evaluating the merits and risks of the purchase of the Shares; Spickelmier has reviewed his financial condition and commitments and that, based on such review, Spickelmier is satisfied that he

(i)	has adequate means of providing for contingencies,
(ii)	has no present or contemplated future need to dispose of all or any of the Shares to satisfy existing or contemplated undertakings, needs or indebtedness,
(iii)	is capable of bearing the economic risk of the ownership of the Shares for the indefinite future, and (iv) has rights or sources of income which, taken together, are more than sufficient so that Spickelmier could bear the loss of the entire purchase price of the Shares;
(i)
Spickelmier  is  acquir-ing  the  Shares  solely  for Spickelmier's own beneficial  account,  for  investment  purposes,  and not with a view to, or for resale  in  connection  with,  any  distribution of  the  Shares;  Spickelmier understands  that the Shares has not been registered under the Securities Act of 1933  or  any  state securities laws and therefore the Shares are "re-stricted" under such  laws; Spickelmier has not offered or sold any portion of the Shares and has no present intention of reselling or otherwise disposing of any portion of  the Shares either currently or after the passage of a fixed or determinable period  of  time  or  upon the occurrence or non-occurrence of any predetermined event  or circumstance.  Spickelmier further acknowledges and agrees the Shares acquired  hereunder  will  bear  a  legend  substantially as  follows:

"The  securities  represented  hereby  have  not been registered under the U. S. Securities  Act of 1933, as amended, or other applicable securities laws.  These securities have been acquired for investment and not with a view to distribution or  resale and may not be offered, sold, pledged or otherwise transferred except (i)  in accordance with Regulation S (Rule 901 through Rule 905, and preliminary notes),  promulgated under the Securities Act of 1933, as amended; (ii) pursuant to  registration under the Securities Act of 1933, as amended; or (iii) pursuant to  an available  exemption  from  registration. Hedging transactions involving these  securities  may not be conducted unless in compliance with the Securities Act  of  1933,  as  amended."

3.     COVENANTS & INDEMNITIES

3.1
Transfer of Rights. Spickelmier hereby covenants to Santos that he shall take  all  steps  to  ensure,  including  but  not limited to the instruction of Liberty  or  the Minister if necessary, that the exploration and drilling rights related  to  the  Prospect  are  either transferred to or issued in the name of Santos  by  April  30,  2012.

3.2
Indemnity.  In  consideration  of  Santos's  purchase  of  the  Rights, Spickelmier  hereby  agrees to protect, indemnify, and hold harmless Santos, and its  successors  and  assigns,  from  any  and  all  claims, demands, suits, proceedings, actions, causes of action, losses, damages, liabilities, costs, and expenses  (including,  without  limitation, attorneys'  fees  and  court costs) resulting directly or indirectly from the untruthfulness or breach of any of the representations, warranties or covenants made by Spickelmier in this Assignment.

3.3
Survival. All indemnity agreements, and all representations, warranties and other agreements and covenants made herein by either Spickelmier or Santos herein shall survive the consummation of the sale of the Assets provided for herein and all other transactions contemplated hereby.

 4.     GENERAL

4.1	Time of Essence. Time is of the essence of this Assignment.

4.2	Number and Gender. This Assignment is to be read with all changes in gender or number as required by the context.

4.3	Headings. The headings in this Assignment are for convenience of reference only and do not affect the interpretation of this Assignment.

4.4	Currency. Unless otherwise indicated, all dollar amounts referred to in this Assignment are in the lawful currency of United States.

4.5
Governing Law. THIS ASSIGNMENT, ANY AMENDMENT, ADDENDUM OR SUPPLEMENT HERETO, AND ALL OTHER DOCUMENTS RELATING HERETO WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

4.6
Entire Agreement. This Assignment contains the whole agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions between the parties and there are no representations, warranties, covenants, conditions or other terms other than expressly contained in this Assignment.

4.7	Severability. The invalidity, illegality or unenforceability of any provision of this Assignment shall not affect the validity, legality or enforceability of any other provision hereof.

4.8
Further Assurances. Each party will execute and deliver to the other any additional instruments and will take any additional steps that may be reasonably required to give full effect to this Assignment.

4.9	No Assignment. This Assignment, which includes any interest granted or right arising under this Assignment, may not be assigned or transferred without the prior written consent of the other party.

4.10
Amendment & Waiver. No amendment to this Assignment will be valid or binding unless set forth in writing and duly executed by all the parties. No waiver of any breach of any term or provision of this Assignment will be effective or binding unless made in writing and signed by the party purporting to give the same, and unless otherwise provided, will be limited to the specific breach waived.

4.11	Enurement. This Assignment binds and enures to the benefit of the parties and their respective successors and permitted assigns.

4.12
Notice. All notices or communications required in this Assignment shall be given in writing and must be delivered to the address(es) set forth beneath the parties' respective signatures below (or at such other address as the other party may direct in writing): (a) in person, (b) by facsimile, (c) by registered mail, or (d) by a commercial courier that provides a signature of receipt. Any such communication shall be effective only upon delivery, which for any communication given by facsimile shall mean the transmission date as confirmed by the facsimile transmission report. A signed receipt for the communication shall constitute proof of delivery, but if the sender can prove that delivery was made as provided for above, then it will constitute delivery despite the absence of a signed receipt. If a communication is rejected or undeliverable through no fault of the sender, notice will be deemed served one business day after the date of attempted service.

4.13	Execution by Counterparts. This Assignment may be executed in counterparts with original, telefacsimile or electronic signatures, with each counterpart when delivered to be deemed an original and all of which when taken together to constitute one and the same instrument.

IN  WITNESS  WHEREOF,  the  parties  hereto  have  executed this Assignment effective  as  of  the  date  indicated  below.

SANTOS RESOURCE CORP.,
/s/ Keith D. Spickelmier		a Nevada corporation
Keith D. Spickelmier
		By:	/s/ Richard Pierce
		Name:	Richard Pierce
		Title:	President

Address:	#2 Pinehill	Address:	11450 - 201A Street
	Houston, Texas 77019		Maple Ridge
British Columbia V2X 0Y4

Fax no:	Fax no: